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                                                                    Exhibit 10.5

                              EMPLOYMENT AGREEMENT

     Agreement dated as of the 1st day of June, 2002, by and between EDIETS.COM, INC., a Delaware corporation having its principal place of business at 3801 W. Hillsboro Boulevard, Deerfield Beach, Florida 33442 (the "Corporation") and ROSHELLE JONES (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Corporation desires to employ Executive as an executive officer, and Executive is willing to accept such employment, all subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

1. EMPLOYMENT AND TERM. Subject to the terms and conditions hereof, the Corporation hereby employs Executive, and Executive hereby accepts employment by the Corporation, for a period of two (2) years commencing on effective date of agreement (the "Commencement Date") and ending on the second anniversary of the Commencement Date, unless terminated sooner pursuant to the provisions hereof.

2. DUTIES. Executive shall serve the Corporation as its Vice President, Member Services. Executive's primary responsibility shall be subject to the direction of the Corporation's Board of Directors and Chief Executive Officer. However, Executive shall perform such executive, administrative, management, marketing and other services and duties as are incidental to the offices he holds and as may, from time to time, be assigned to him by the Board of Directors of the Corporation or a committee thereof or the Chief Executive Officer. Executive shall devote all of his business time to the performance of his duties hereunder, except that Executive may engage, after having obtained prior written permission from the Chief Executive Officer, in activities that do not adversely interfere with the performance of said duties. Executive further agrees to serve as an officer or director of any parent, subsidiary or affiliate of the Corporation upon the Corporation's request, with no additional compensation beyond that set forth in Paragraph 3 below.

3.   COMPENSATION.

     (a) As base compensation for the services to be rendered by Executive hereunder, the Corporation agrees to pay to Executive an annual base salary of not less than One Hundred Twenty-Five Thousand Dollars ($125,000), such salary to be paid in equal biweekly installments for so long as Executive is employed by the Corporation. Executive's base compensation shall be reviewed at least annually in January of each year during the term of this Agreement.

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         (b) Executive shall be entitled, on a basis consistent with the
Corporation's policy, to reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by him in the performance of his obligations hereunder. The Corporation shall reimburse Executive for such expenses upon presentation to the Corporation, within a reasonable time after such expenses are incurred, of an itemized account of such expenses, together with such vouchers or receipts for individual expense items as the Corporation may from time to time require under its established policies and procedures.

         (c) Executive shall be entitled to participate in, or benefit from, in accordance with the eligibility and other provisions thereof, such medical insurance, pension, retirement, or other fringe benefit plans or policies as the Corporation may make available to, or have in effect for, its executive personnel from time to time. Plans and benefits may be modified or eliminated by the Corporation from time to time as it determines in its sole discretion. However, the Corporation agrees that it will always make available a medical insurance plan to its employees and executive personnel. Executive shall also be entitled to not less than three (3) weeks of vacation after two years of service. Subject to the written approval of the Chief Executive Officer unused vacation time from prior years may be carried forward and sick/personal in accordance with company policy. In addition, Executive shall be entitled to sick and personal time in accordance with company policy.

         (d) Except as hereinafter provided, the Corporation shall pay Executive, for any period during the term of this Agreement during which he is unable fully to perform his duties because of physical or mental disability or incapacity, an amount equal to the compensation due him for such period in accordance with this Agreement, less the aggregate amount of all income disability benefits which for such period he may receive under or by reason of
(i) any applicable compulsory state disability law, (ii) the Federal Social Security Act, (iii) any applicable workmen's compensation law or similar law, and (iv) any plan towards which the Corporation or any parent, subsidiary or affiliate of the Corporation has contributed or for which it has made payroll deductions, such as group accident, disability or health policies.

         (e) In the event of a Change of Control (as defined below) all Options which have been granted to Executive by the Corporation shall immediately become exercisable with the same effect as if the Executive had remained in the employ of the Company for a period of time sufficient to cause all Options granted up to the date of the Change of Control to become vested, and the date of full vesting in such case shall be deemed to be the date of the Change of Control. Further, the exercise period of all such options shall be extended to equal the term of the options. As used herein, the term "Change of Control" shall mean:
(i) another person or entity owns more voting stock of the corporation than David Humble; (ii) or David Humble is no longer Chairman or Chief Executive Officer of eDiets.

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         (f) The parties agree that the exercise period of all "pre-plan"
options that may have been granted to the Executive is that period equal to the term of said options and the exercise period of all "in-plan" options shall be extended to equal one year from the date of termination.

4.      TERMINATION ON DISABILITY OR DEATH.

         (a) In the event that Executive, due to physical or mental disability or incapacity, is unable to substantially perform his duties hereunder for a period of three (3) successive months, the Corporation or Executive shall then have the right to terminate this Agreement and Executive's employment hereunder upon thirty (30) days' prior written notice, provided, however, that in the event that Executive shall recommence rendering services and performing all of his duties hereunder within such thirty (30) day notice period, such notice shall be vitiated, and the Corporation and the Executive shall no longer have the right to terminate based on the disability event described in the notice. Executive's employment shall terminate immediately upon his death.

         (b) Upon termination of Executive's employment by reason of his death or disability as aforesaid, Executive, or in the case of Executive's death, Executive's personal representatives, shall be entitled to receive base compensation earned or accrued to the date of such termination and not already paid, as well as a pro-rata portion of any earned and unpaid bonus less any benefits paid to Executive by reason of such disability. Such accrued base compensation shall be paid to the Executive within 30 days following the date of termination.

5.      TERMINATION FOR CERTAIN CAUSES AND OTHER REASONS.

         (a) In the event of the (i) willful material misconduct of Executive in the performance of his duties hereunder (such as fraud or theft) which harms the business of the Corporation, or (ii) conviction of the Executive for any felony under federal or state law, this Agreement and Executive's employment hereunder may be terminated by the Corporation without prior notice. This Agreement may also be terminated by the Corporation in the event there has been a material failure or gross negligence in by Executive in the performance of his duties hereunder, or (ii) Executive materially breaches any provisions of Paragraphs 6, 7 or 8, and Executives conduct in (i) or (ii) harms the business of the Corporation and is not cured by Executive within a period of sixty (60) days of his receipt from the Corporation of a written notice of proposed termination specifying the particular failure(s) of performance, and the proposed remedy upon which the proposed termination will be based, if not cured. In the event of termination pursuant to this subparagraph 5(a) the Corporation shall have no further obligation to the Executive except to pay the base compensation and vacation time vested or accrued to the date of termination, and the pro-rata share of any earned and unpaid bonus, and all vested and unpaid commissions, if applicable and upon such termination all unvested options granted to Executive shall lapse and be no longer exercisable.

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         In the event Executive is terminated by the Corporation for a reason other than cause as defined above, but not for death or disability, Executive shall receive a lump sum payment of $150,000 plus a pro-rata portion of any earned but unpaid bonus and/or commissions. In this instance bonus will be calculated on the basis of the prior year's plan and commissions will be paid according to the plan in effect at the time of termination. Further, Executive shall be reimbursed for expenses relating to the extension of health care benefits under COBRA for a period of three months after termination.

         b) Following a Change of Control as defined above, the Executive may resign for Good Reason, as defined below. In this case, Executive shall receive a lump sum payment of $150,000 plus a pro-rata portion of any earned but unpaid bonus and/or commissions. In this instance bonus will be calculated on the basis of the prior year's plan and commissions will be paid according to the plan in effect at the time of termination. Further, Executive shall be reimbursed for expenses relating to the extension of health care benefits under COBRA for a period of three months after termination.

         For purposes of this Agreement, "Good Reason" shall mean: (i) an adverse and material change in the Executive's position without Executive's prior consent, where such change has: (a) a negative financial effect on Executive; or (b) represents a material change in role, title, reporting line, nature of duties, employee benefits or working conditions, or (ii) a requirement by the Corporation that Executive perform his primary duties at a location other than Deerfield Beach, Florida; (iii) a breach by the Corporation of its obligations or duty of fair dealing to Executive including but not limited to any breach of its obligations under this Agreement; (iv) a direction to Executive to take illegal or unethical actions which direction is not withdrawn within seven (7) days following written notice by Executive to the directing party; and (v) where the Chief Executive Officer or any member of the Board of Directors tells another person, whether written or oral, false and harmful information that affects the Executive's reputation and hinders his current or future working relationships.

6.      DISCLOSURE AND ASSIGNMENT OF DISCOVERIES.

         (a) Executive hereby covenants and agrees to disclose promptly and fully, in writing, whenever possible, to the Corporation and its attorneys and designated representatives, without additional compensation, all ideas, formulae, programs, systems, devices, inventions, processes, business concepts, discoveries, improvements, developments, works of authorship, product marks and designations, technical information and know-how, whether or not patentable, copyrightable or otherwise protectable relating to personalized diet and nutrition programs (together, the "Developments"), which he may conceive, develop, reduce to practice, acquire or make, alone or jointly with others:

             (i) during the term of his employment with the Corporation, whether during or outside of the usual hours of work; and

             (ii) during the Post-Termination Period, as defined in Section 8 below.

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         Notwithstanding the foregoing, no obligation is being imposed on
Executive to assign to the Corporation any Development for which no equipment, supplies, facility, or trade secret information of the Corporation was used and that was developed entirely on Executive's own time, unless: (a) such Development relates (1) to the Corporation's business or (2) to the Corporation's actual or demonstrably anticipated research or development, or (b) the Development results from any work performed by Executive for the Corporation.

         Executive hereby agrees that all of his right, title and interest in and to such Developments shall be deemed the sole and exclusive property of the Corporation and shall be subject to the confidentiality provisions of Section 7 as confidential information of the Corporation.

         (b) Executive, when requested and required to do so, either during or after the term of his employment with the Corporation, shall cooperate.

7.       CONFIDENTIALITY

         (a) Executive understands and hereby acknowledges that as a result of his employment with the Corporation, he will necessarily become informed of, and have access to, certain valuable and confidential information of the Corporation and any of its subsidiaries, joint ventures and affiliates, including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, identity of customers and suppliers, and that such information, even though it may be developed or otherwise acquired by Executive, is the exclusive property of the Corporation to be held by Executive in trust and solely for the Corporation's benefit. Accordingly, except as provided under this Agreement, Executive hereby agrees that he shall not, at any time, during the term of his active employment hereunder and during the Post-Termination period (as defined below) knowingly use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Corporation's confidential information without the prior written consent of the Corporation, except: (i) to officers and employees of the Corporation and to responsible persons who are in a contractual, employment or fiduciary relationship with the Corporation or who have a need for such information for purposes in the interest of the Corporation, (ii) as required by a court or in a legal or administrative proceeding; and (iii) for such information that legally and legitimately is or becomes of public knowledge from sources other than Executive. The Corporation's confidential information shall not include any information known by the Executive prior to his employment with the Corporation, or information that is known to Executive from sources other than the Corporation, or information that is not unique to the diet/fitness business, and shall not include general industry knowledge such as that regarding online advertising and the management of online advertising campaigns, e-commerce and subscription sales.

         (b) Upon the termination of his employment with the Corporation for any reason whatsoever, Executive shall promptly deliver to the Corporation all drawings, manuals, letters, notes, notebooks, reports and copies thereof, and all other materials,

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including, without limitation, those of a secret and confidential nature, relating to the Corporation's business which are in Executive's possession or control.

8. NON-COMPETITION. Executive agrees that, during the term of this active employment hereunder and for the Post-Termination Period (as defined below), he shall not, anywhere in the United States of America or elsewhere in the world (or in such smaller area or for such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Executive), directly or indirectly:

         (i) engage either for his own account or with or for anyone else; in a "Competitive Line of Business" to the business carried on by the Corporation. The term "Competitive Line of Business" is defined as any entity engaged in the business of diet and fitness, either online or offline and any entity engaged in any business that eDiets, or any affiliated entities of eDiets, may be engaged in or that eDiets or any of eDiets affiliated entities has written plans to enter into;

         (ii) solicit or attempt to solicit business of any customers of the Corporation for diet and fitness products or services the same or similar to those offered, sold, produced or under development by the Corporation at the time of the beginning of the Post-Termination Period;

         (iii) attempt to induce any person, firm or entity with a material business relationship of the Corporation to cease or materially reduce the level of business it conducts with the Corporation;

         (iv) solicit or attempt to solicit for any business endeavor any employee of the Corporation;

         (v) render any services as an officer, director, employee, partner, consultant or otherwise to, or have any interest as a stockholder, partner, lender or otherwise in, any person which is so engaged in a Competitive Line of Business.

     Notwithstanding anything to the contrary contained in this Paragraph 8, the provisions hereof shall not prevent the Executive from purchasing or owning less than five percent (5%) of the voting securities of any corporation, the stock of which is publicly traded or from engaging in general advertising or solicitations (such as through general print/electronic media), which may have the unintended effect of causing a client, customer or vendor of the Corporation to materially reduce the level of business it conducts with the Corporation.

     The Post-Termination Period shall be one year after the termination of employment, except if the Corporation terminates the Executive's employment for a reason other than "cause" as defined in paragraph 5 above, in which circumstance there shall be no Post-Termination period.

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9.  REMEDIES. Because the Corporation does not have an adequate remedy at law to protect its business from Executive's competition or to protect its interests in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, the Corporation shall be entitled to injunctive relief, only after providing 72 hours written notice to Executive, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Paragraphs 6, 7 and 8, be available to the Corporation.

10. SURVIVAL. The provisions of Paragraphs 6, 7 and 8 shall survive termination of this Agreement for any reason.

11. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof. This Agreement may not be changed or terminated orally, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced; PROVIDED, HOWEVER, that Executive's compensation may be increased at any time by the Corporation without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement of such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

12. SUCCESSORS AND ASSIGNS. Neither party shall have the right to assign this personal Agreement, or any rights or obligations hereunder, without the consent of the other party; PROVIDED, HOWEVER, that upon the sale of all or substantially all of the assets, business and goodwill of the Corporation to another corporation, or upon the merger or consolidation of the Corporation with another corporation, this Agreement shall inure to the benefit of, and be binding upon, both Executive and the corporation purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other corporation were the Corporation. Subject to the foregoing, this Agreement shall inure to the benefit of, and bind, the parties hereto and their legal representatives, heirs, successors and assigns.

13. ADDITIONAL ACTS. Executive and the Corporation each agrees that he or it shall, as often as requested to do so, execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements or documents as may be necessary or expedient in order to consummate the transactions provided for in this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

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14. COMMUNICATIONS. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope or via personal delivery, messenger, reputable overnight courier or fax (with hard copy to follow) and addressed to the addresses set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other party; PROVIDED, HOWEVER, that any notice of change of address shall be effective only upon receipt.

15. CONSTRUCTION. The headings of the Paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise affect the construction of the terms or provisions hereof. References in this Agreement to Sections are to the sections of this Agreement. All terms and words used in this Agreement, regardless of the number, letter or gender used, shall be deemed to include any other gender, letter or number as the context or use thereof may require or permit.

16. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

17. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court or tribunal of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

18. LAW; VENUE. This Agreement will be construed in accordance with the laws of the State of Florida. The party seeking to enforce the provisions of this Agreement will choose the venue of such action, and the non-enforcing party agrees to submit to and waives any objections to jurisdiction or venue in that proceeding.

19. TIME. Time is of the essence of each and every covenant, condition and obligation of this Agreement. Except as herein expressly permitted, neither party hereto shall have the right to extend any date, the date of expiration of any period of time or the date for the performance of any act or the satisfaction of any condition. Failure by a party hereto to perform timely its covenants, agreements and obligations hereunder shall, unless waived in writing by the other party hereto, be a material default under this Agreement. Any time period provided for herein which ends on a Saturday, Sunday or a legal holiday in the State of Florida will extend to 5:00 p.m. of the next business day.

20. EXHIBITS. All of the exhibits attached to this Agreement are hereby incorporated into, and made a part of, this Agreement.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

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                                   CORPORATION: EDIETS.COM, INC.


                                   By: /s/ David R. Humble
                                       -----------------------------------------
                                       David R. Humble, Chairman



                                   EXECUTIVE: ROSHELLE JONES

                                   By: /s/ Roshelle Jones
                                       -----------------------------------------
                                       Vice President, Member Services

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